Great-West Life & Annuity Insurance Company
                                   and First Great-West Life & Annuity Insurance Company


                                   By:  /s/David G. McDonald
                                   -------------------------
                                   David G. McDonald
                                   Vice President, Institutional Insurance

ACKNOWLEDGED AND AGREED TO:

INVESCO Variable Investment Funds, Inc.



By:  /s/Ronald L. Grooms
------------------------
Title: Senior Vice President
Date: February 15, 2000

INVESCO Funds Group, Inc.

By:  /s/Ronald L. Grooms
------------------------
Title: Senior Vice President
Date: February 15, 2000

cc:  B. Byrne, Esq.
     Great-West Life & Annuity Insurance Company and First Great-West Life & Annuity Insurance Company

     E. O'Riordan
     T. Perrino, Esq.
     Charles Schwab & Co., Inc.

Enc:  Amended Schedule B

              INVESCO - SCHEDULE B (Last Revised February 3, 2000)


Designated Portfolios
---------------------

INVESCO VIF-Industrial Income Portfolio
INVESCO VIF-High Yield Portfolio
INVESCO VIF-Technology Fund